Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2010 with respect to financial statements of Sprott Physical Gold Trust (the “Trust”) as at March 31, 2010, included in this Registration Statement on Form F-1 and related Prospectus of the Trust dated May 25, 2010.

Toronto, Canada	/s/ Ernst & Young LLP
May 25, 2010	Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants